Exhibit (n)(i)

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information and to the use of our reports (1) dated February 1, 2008 with respect to the consolidated financial statements of Thrivent Life Insurance Company and (2) dated April 22, 2008, with respect to the financial statements of TLIC Variable Insurance Account A in Post-Effective Amendment No. 35 to the Registration Statement on Form N-6 and related Prospectus of TLIC Variable Insurance Account A.

Minneapolis, Minnesota

April 22, 2008